UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2020

AEROJET ROCKETDYNE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-01520	34-0244000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 N. Pacific Coast Highway, Suite 500 El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 252-8100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	AJRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger.

On December 20, 2020, Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lockheed Martin Corporation, a Maryland corporation (“Parent”), and Mizar Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into the Company (the “Merger”) with the Company being the surviving corporation and a wholly owned subsidiary of Parent. Capitalized terms used herein and not otherwise defined have the meaning set forth in the Merger Agreement.

The Company is primarily a technology-based engineering and manufacturing company that develops and produces specialized power and propulsion systems, as well as armament systems. It develops and manufactures liquid and solid rocket propulsion, air-breathing hypersonic engines, and electric power and propulsion for space, defense, civil and commercial applications. The Company is a supplier of propulsion systems on multiple of Parent’s missile defense, strategic deterrence, strike, hypersonics and orbital access programs including significantly, Patriot Advanced Capability-3 (PAC-3), Terminal High Altitude Area Defense (THAAD), Army Tactical Missile System (ATACMS) and Orion and is providing propulsion for Parent’s Next Generation Interceptor offering. As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, sales to Parent made up approximately 33% of the Company’s 2019 net sales.

Merger Consideration. Subject to the terms and conditions set forth in the Merger Agreement, each share of the Company’s common stock, par value $0.10 per share (a “Share”), outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) (other than Shares held by the Company, any wholly owned Subsidiary of the Company, or by Parent, Merger Sub or any other wholly owned Subsidiary of Parent and Shares as to which the holder has validly exercised and perfected and not effectively withdrawn or lost their rights to dissent under Delaware law) will be automatically converted into the right to receive cash in an amount equal to $56.00 per Share, without interest, less, to the extent paid or payable as outlined below, the amount per Share of the Pre-Closing Dividend (defined below).

Cash Dividend. On December 19, 2020, the Company’s board of directors (the “Board”) declared a one-time cash dividend of $5.00 per Share (including Shares underlying 2.25% Convertible Senior Notes due 2023 on an as-converted basis) (the “Pre-Closing Dividend”). The Pre-Closing Dividend is payable on March 24, 2021 to the holders of the Company’s Shares and convertible senior notes as of the close of business on March 10, 2021. The $56.00 per Share price under the Merger Agreement is expected to be reduced to $51.00 after the pre-closing payment of the Pre-Closing Dividend to the Company’s stockholders and holders of its 2.25% Convertible Senior Notes due 2023 on an as-converted basis (or, in the event that closing occurs after March 10, 2021 but before March 24, 2021, to the extent the Pre-Closing Dividend is payable after the closing).

The Board believes that the Pre-Closing Dividend is in the best interests of the Company and its stockholders, in part, because: (i) the Company has accumulated approximately $1 billion in cash on its balance sheet as of December 18, 2020; (ii) there is potential for a lengthy period between the date hereof and the consummation of the Merger due to certain regulatory approvals and other closing conditions; and (iii) the Pre-Closing Dividend allows the Company to return value to its stockholders in the short-term. The Board may modify or revoke the Pre-Closing Dividend in its discretion, including if, for example, the Board determines that the Company can no longer lawfully pay the Pre-Closing Dividend under Delaware law.

Treatment of Company Equity Awards. At the Effective Time of the Merger, unvested shares of Company Restricted Stock (as defined in the Merger Agreement) will (i) automatically become fully vested (for shares subject to performance vesting criteria, based on deemed achievement of maximum performance) and (ii) be automatically converted into the right to receive cash in an amount equal to the Price Per Share (as defined in the Merger Agreement), plus, to the extent paid or payable to holders of Company common stock but unpaid on such share of Company Restricted Stock, the amount per Share of the Pre-Closing Dividend, less applicable withholding taxes. At the Effective Time of the Merger, each outstanding stock option and SAR with respect to Shares that have an exercise price or grant price that is less than the Price Per Share will be automatically cancelled and converted into the right to receive cash in an amount equal to the total number of Shares subject to the award multiplied by the excess of the Price Per Share over the per Share exercise or grant price (as applicable), less applicable withholding taxes. Options and SARs with exercise or grant prices equal to or greater than the Price Per Share will be cancelled for no consideration at the Effective Time of the Merger. At the Effective Time of the Merger, each outstanding restricted stock unit with respect to Shares, to the extent granted prior to the execution of the Merger Agreement, will be automatically cancelled and converted into the right to receive cash in an amount equal to the total number of Shares subject to the award (for units subject to performance vesting criteria, based on deemed achievement of maximum performance) multiplied by the sum of the Price Per Share, plus, to the extent paid or payable to holders of Company common stock and payable but unpaid on such Company restricted stock units, the amount per Share of the Pre-Closing Dividend, less applicable withholding taxes. At the Effective Time of the Merger, each outstanding restricted stock unit with respect to Shares that was granted after the execution of the Merger Agreement will be automatically cancelled and converted into the right to receive (i) for individuals who remain employed by Parent and its affiliates following the Effective Time, an award of Parent restricted stock units with respect to a number of shares of Parent stock equal to the total number of Shares subject to the award (for units subject to performance vesting criteria, based on deemed achievement of maximum performance) multiplied by the Equity Award Exchange Ratio (as defined in the Merger Agreement) or (ii) for individuals who do not remain employed by Parent and its affiliates following the Effective Time, a payment in cash in an amount equal to the total number of Shares subject to the award (for units subject to performance vesting criteria, based on deemed achievement of maximum performance) multiplied by the sum of the Price Per Share, plus, to the extent paid to holders of Company common stock and payable but unpaid on such Company restricted stock units, the amount per Share of the Pre-Closing Dividend, less applicable withholding taxes.

Board Recommendation. In connection with its unanimous approval of the Merger Agreement, the Board has determined that the Merger is advisable and fair to, and in the best interests of, the Company and its stockholders, and it has voted to recommend the adoption of the Merger Agreement by the Company’s stockholders and directed that the Merger Agreement be submitted for adoption by the Company’s stockholders at a special meeting of the Company’s stockholders.

Representations, Warranties and Covenants. The Company, Parent and Merger Sub have each made customary representations and warranties in the Merger Agreement. The Company has agreed to certain covenants in the Merger Agreement, including, among others, covenants (a) not to solicit or encourage inquiries, engage in discussions or negotiations, or provide information with respect to alternative business combination transactions (subject to certain exceptions) and (b) to cause a meeting of the Company’s stockholders to be held to consider the adoption of the Merger Agreement. The Merger Agreement also contains covenants with respect to the operation of the Company’s business between signing of the Merger Agreement and closing of the Merger.

Closing Conditions. Consummation of the Merger is subject to various customary conditions, including approval of the Merger by the Company’s stockholders, regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the absence of any legal restraint making illegal or preventing the consummation of the Merger. Subject to the satisfaction of these conditions, the Merger is currently expected to close in the second half of 2021. The Merger Agreement is subject to termination if the Merger is not completed by December 21, 2021 (which date can be extended under limited circumstances). The Closing is not conditioned upon Parent’s ability to secure financing.

Termination; Termination Fees. The Merger Agreement contains certain termination rights for both the Company and Parent and further provides that, upon termination of the Merger Agreement by the Company or Parent under certain circumstances, including due to a failure to secure approval of the Company’s stockholders or the Company accepting a Superior Offer (as defined in the Merger Agreement), the Company will be required to pay Parent a termination fee of $150,000,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, which is incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in the confidential Company Disclosure Schedule provided by the Company to Parent in connection with the signing of the Merger Agreement. The confidential Company Disclosure Schedule delivered in connection with the execution of the Merger Agreement contains information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Parent rather than establishing matters as facts. In addition, investors are not third party beneficiaries under the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 19, 2020, the Organization & Compensation Committee (the “Compensation Committee”) of the Board, approved the following, each effective December 22, 2020:

•

Payment of annual cash incentive awards under the 2020 Short-Term Incentive Plan (“2020 STIP”) at the 150% payout level for each of the Company’s named executive officers, with any remaining amount earned under the 2020 STIP to be certified by the Compensation Committee and paid in 2021;

•

Accelerated vesting of performance-based grants from the 2018 Long-Term Incentive Program (“2018 LTIP”) at the 150% payout level for each of the Company’s named executive officers, with any remaining amount earned under the 2018 LTIP to be certified by the Compensation Committee and vested in 2021;

•

Accelerated vesting of that portion of any outstanding, time-based equity awards held by each of the Company’s named executive officers (other than Warren Lichtenstein) that were otherwise scheduled to vest based solely upon continued employment in the calendar year 2021;

•

Accelerated vesting of that portion of any outstanding, time-based equity awards held by each of Eileen Drake and Daniel Boehle that were otherwise scheduled to vest based solely upon continued employment in the calendar year 2022;

•

Accelerated vesting of that portion of any outstanding, time-based stock option or stock appreciation rights held by Mr. Lichtenstein that were otherwise scheduled to vest based solely upon continued employment in the calendar year 2021 and 2022;

•

The grant to Ms. Drake and Mr. Boehle of the 2021 LTIP awards, in the form of restricted stock awards in the amount and subject to the vesting criteria described in more detail below, with the 2021 LTIP awards to the other named executive officers to be granted by the Compensation Committee in early 2021; and

•

The grant to Warren Lichtenstein of a cash award in the amount of $3,900,000 in lieu of any 2021 LTIP award, a portion of which cash award will be subject to recoupment by the Company in the event Mr. Lichtenstein’s employment with the Company terminates due to (1) resignation for any reason or (2) termination by the Company for cause (as defined in the Company’s Amended and Restated Change in Control Severance Policy) prior to December 22, 2023 (based on the number of days elapsed prior to such date of termination), which recoupment obligation will lapse upon a change in control of the Company (within the meaning of the Company’s 2019 Equity and Performance Incentive Plan).

On December 19, 2020, the Compensation Committee also approved the fiscal 2021 compensation package for the Company’s named executive officers as follows:

•	2021 base salaries to be effective January 1, 2021;

•

2021 Short-Term Incentive Plan (“2021 STIP”), annual cash incentive award plan design, metrics and participation. The potential payouts range from 0% to 200% of an individual’s target incentive. Target incentives represent a percentage of an eligible participant’s base salary. The Compensation Committee has discretion to adjust these payments; and

•

2021 Long-Term Incentive Plan (“2021 LTIP”) design, metrics and related grants. The 2021 LTIP consists of awards pursuant to the 2019 Equity and Performance Incentive Plan (“2019 Plan”) of (i) restricted stock units that will vest in 2024 subject to the Compensation Committee’s determination of the Company’s performance during the fiscal years 2021 through 2023, ranging from 0% to 200% times the participant’s 2021 LTIP target percentage and including pre-established Company performance objectives such as revenue, EBITDAP and Return on Invested Capital, and (ii) service-based restricted stock units that vest as to one-third of the award on each of the first, second and third anniversaries of grant.

The table below summarizes the 2021 base salaries, 2021 STIP incentive target percentages, and 2021 LTIP target percentages for the named executive officers listed below.

Named Executive Officer	Title	2021 Annual Base Salary	2021 Annual Incentive Target Percentage	2021 LTIP Target Percentage
Warren G. Lichtenstein	Executive Chairman	Total Compensation Opportunity: $3.9 million
Eileen P. Drake	Chief Executive Officer and President	$975,000	110%	360%
Daniel Boehle	Chief Financial Officer	$489,250	75%	200%
John Schumacher	Senior Vice President, Washington Operations and Communications	$432,015	65%	118%

Item 8.01.	Other Events.

On December 20, 2020, the Company issued a press release announcing that it had entered into the Merger Agreement and announcing the declaration of the dividend as described above. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

Certain information contained in this Current Report on Form 8-K may be considered forward-looking statements that involve risks and uncertainties, including, among other things, statements regarding the proposed transaction, payment of the declared dividend, and the expected benefits and anticipated timing of the proposed transaction. The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “scheduled,” “forecast,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from the results reflected in these forward-looking statements.

Such factors include risks and uncertainties specific to this transaction, including, but not limited to, adverse effects on the market price of the Company’s common stock and on the Company’s operating results because of failure to complete the transaction (due to failure to obtain stockholder or regulatory approvals or to satisfy all of the other conditions to the transaction), modification, suspension, cancellation or revocation of the special dividend due to changed circumstances, uncertainties as to the timing of the consummation of the transaction, failure by the parties to successfully integrate their respective businesses, processes and systems in a timely and cost-effective manner, significant transaction costs, unknown liabilities, the success of the Company’s business following the transaction, potential litigation relating to the transaction, general economic and business conditions that affect the Company following the transaction, and other economic, business, competitive and/or regulatory factors affecting the proposed transaction.

In addition to the factors mentioned above, factors relating to future financial operating results that could cause actual results to differ materially from those described herein include, but are not limited to: the ongoing effects of the COVID-19 pandemic; reductions, delays or changes in U.S. government spending; cancellation or material modification of one or more significant contracts; a significant decrease in the demand for the products the Company offers as a result of changing economic conditions or other factors; failure to secure contracts; actions by competitors offering similar products; regulatory, legislative and technological developments that may affect the demand for or costs of the Company’s products; and other factors discussed under “Risk factors” in the Company’s Annual Report on Form 10-K filed on February 19, 2020 and Quarterly Report on Form 10-Q filed on October 26, 2020, which are on file with the SEC, and in the Company’s subsequent SEC filings.

These statements are based on assumptions that may not come true. All forward-looking disclosure is speculative by its nature, and investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any of the forward-looking information included in this communication, whether as a result of new information, future events, changed expectations or otherwise.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 20, 2020, by and among Aerojet Rocketdyne Holdings, Inc., Lockheed Martin Corporation, and Mizar Sub, Inc.*

99.1	Press release issued by the Company on December 20, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

The schedules and exhibits to the Merger Agreement have been omitted pursuant to the instructions for Form 8-K and Item 601(a)(5) of Regulation S-K, and such schedules and exhibits will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2020

AEROJET ROCKETDYNE HOLDINGS, INC.

By:	/s/ Arjun L. Kampani
Name:	Arjun L. Kampani
Title:	Senior Vice President, General Counsel and Secretary